CERTIFICATE NUMBER                                              NUMBER OF SHARES

        1

                 COHEN & STEERS QUALITY INCOME REALTY FUND, INC.
                             a Maryland corporation
               Series M28 Taxable Auction Market Preferred Shares
                            $.001 Par Value Per Share
                    $25,000 Liquidation Preference Per Share

                                                                CUSIP NO.

         This certifies that Cede & Co. is the owner of      fully paid and
non-assessable Series M28 Shares of Taxable Auction Market Preferred Shares, par value $.001 per share, $25,000 liquidation preference per share, of Cohen & Steers Quality Income Realty Fund, Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

         IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this
day of        A.D. 2003.

THE BANK OF NEW YORK                        COHEN & STEERS QUALITY
As Transfer Agent and Registrar              INCOME  REALTY FUND, INC.

By:_________________________                By:___________________________
     Authorized Signature                         Name: Martin Cohen
                                                  Title:   President

                                            By:___________________________
                                                  Name: Robert H. Steers
                                                  Title:   Secretary

                                  TRANSFER FORM

         FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _______________ Series M28 Taxable Auction Market Preferred Shares represented by this Certificate, and does hereby irrevocably constitute and appoint ___________________________ attorney to transfer said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated: _____________________, _______

    In presence of:

---------------------                       --------------------


         Series M28 Taxable Auction Market Preferred Shares evidenced by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's Articles Supplementary Creating and Fixing the Rights of Series M28 Taxable Auction Market Preferred Shares, a copy of which may be obtained at the office of the State Department of Assessments and Taxation of Maryland.

         The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

         The Fund will furnish to any stockholder on request and without charge a full statement of the designations, and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class authorized to be issued, the differences in the relative rights and preferences between shares of any series of any authorized preferred or special class to the extent they have been set, and the authority of the Board of Directors to classify unissued shares and to set the relative rights and preference thereof and of any subsequent series of such preferred or special classes. Any such request should be addressed to the Secretary of the Fund.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.